TCG | BDC

CARLYLE GLOBAL CREDIT

Quarterly Earnings Presentation

Quarter Ended September 30, 2017

THE CARLYLE GROUP

GLOBAL ALTERNATIVE ASSET MANAGEMENT

Disclaimer and Forward-Looking Statement

This presentation (the "Presentation") has been prepared by TCG BDC, Inc. (together with its consolidated subsidiaries, "we," "us," "our," "TCG BDC" or the "Company") (NASDAQ: CGBD) and may only be used for informational purposes only. This Presentation should be viewed in conjunction with the earnings conference call of the Company held on November 8, 2017 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. The information contained herein may not be used, reproduced, referenced, quoted, linked by website, or distributed to others, in whole or in part, except as agreed in writing by the Company.

This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy our common stock or any other securities nor will there be any sale of the common stock or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

This Presentation provides an overview of the Company and is not intended to be taken by, and should not be taken by, any individual recipient as investment advice, a recommendation to buy, hold or sell, or an offer to sell or a solicitation of offers to purchase, our common stock or any other securities that may be issued by the Company, or as legal, accounting or tax advice. An investment in securities of the type described herein presents certain risks.

This Presentation may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as "anticipates," "believes," "expects," "intends," "will," "should," "may," "plans," "continue," "believes," "seeks," "estimates," "would," "could," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make them. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in filings we make with the Securities and Exchange Commission (the "SEC"), and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information throughout the Presentation provided by sources other than the Company (including information relating to portfolio companies) has not been independently verified and, accordingly, the Company makes no representation or warranty in respect of this information.

The following slides contain summaries of certain financial and statistical information about the Company. The information contained in this Presentation is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We undertake no duty or obligation to publicly update or revise the information contained in this Presentation.

TCG BDC is managed by Carlyle GMS Investment Management L.L.C. (the "Investment Adviser"), an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. (together with its affiliates, "Carlyle").

This Presentation contains information about the Company and certain of its affiliates and the Company's historical performance. You should not view information related to the past performance of the Company as indicative of the Company's future results, the achievement of which is dependent on many factors, many of which are beyond the control of the Company and the Investment Adviser and cannot be assured. There can be no assurances that future dividends will match or exceed historic rates or will be made at all. Further, an investment in the Company is discrete from, and does not represent an interest in, any other Carlyle entity. Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance of the Company or any other Carlyle entity.

Summary of Quarterly Results

Quarter Ended September 30, 2017

- New investment fundings[1] for the quarter ended September 30, 2017 were $317 million and sales and repayments totaled $68 million
- The investment portfolio of our joint venture, Middle Market Credit Fund, LLC ("Credit Fund"), has grown to $823 million at fair value as of the quarter ended September 30, 2017, as compared to $800 million at fair value as of the quarter ended June 30, 2017. For the quarter ended September 30, 2017, Credit Fund's new investment fundings[1] were $99 million and sales and repayments totaled $74 million, resulting in a net portfolio increase of $25 million
- Credit Fund produced a 15.36% annualized yield[2] to the Company for the quarter ended September 30, 2017
- Net investment income for the quarter ended September 30, 2017 was $0.41 per share, as compared to $0.47 per share for the quarter ended June 30, 2017[3]
- The Company paid a third quarter dividend of $0.37, representing an 7.86% annualized dividend yield as of September 30, 2017[4]
- Net asset value per share increased by $0.04 per share to $18.18 as of the quarter ended September 30, 2017, up from $18.14 per share as of June 30, 2017

(1) At par/principal and excluding net change in unfunded commitments. Origination activity and resulting capital deployment is dependent on the Investment Adviser's ability to identify investment opportunities. There can be no guarantee that appropriate opportunities will be identified and if they are, that the Investment Adviser will be selected to originate any or all such opportunities. (2) The annualized Credit Fund yield is calculated by dividing the dividend income by the weighted average of the Company's investment in the subordinated loans of Credit Fund over the quarter and annualizing over 4 periods. (3) Net investment income per share is based on the weighted average shares outstanding during the respective period. (4) The annualized dividend yield is calculated by dividing the declared dividend by the closing market price for the quarter and annualizing over 4 periods. There can be no assurance that we will continue to earn income at this rate and our income may decline.

Portfolio Highlights – New Originations

Originations & Net Funds Growth

(Dollar amounts in thousands and based on par/principal)	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
Originations and Net Investment Activity					
Investment Fundings	313,374	174,739	154,441	614,154	316,595
Unfunded Commitments, Net Change	22,511	(4,356)	11,291	36,575	24,190
Sales and Repayments	(140,990)	(145,348)	(194,003)	(281,258)	(68,370)
Net Investment Activity	194,895	25,035	(28,271)	369,471	272,415
Total Investment Portfolio at Fair Value[1]					
First Lien Debt	65.93%	67.16%	65.85%	63.49%	64.15%
First Lien, Last-out Unitranche Debt	14.68%	12.93%	12.10%	10.38%	11.74%
Second Lien Debt	14.20%	12.08%	11.61%	14.58%	13.69%
Structured Finance Obligations	0.56%	0.37%	0.20%	0.15%	0.13%
Equity Investments	0.45%	0.46%	0.61%	0.62%	0.69%
Investment Fund / Credit Fund	4.18%	7.00%	9.63%	10.78%	9.60%
Credit Fund[2] Originations and Net Investment Activity					
Investment Fundings	150,500	159,361	151,204	279,527	99,092
Unfunded Commitments, Net Change	30,662	(4,698)	1,651	15,634	17,695
Sales and Repayments	(3,609)	(13,851)	(30,094)	(36,998)	(73,960)
Net Investment Activity	177,553	140,812	122,761	258,163	42,827

Please refer to the Company's Form 10-Q for the quarterly period ended on September 30, 2017 ("Form 10-Q") for more information. No assurance is given that the Company will continue to achieve comparable results. (1) At quarter end. (2) Credit Fund is an unconsolidated Delaware limited liability company. The Company and Credit Partners USA LLC each has 50% economic ownership of Credit Fund and has commitments to fund, from time to time, capital of up to $400 million each. Funding of such commitments generally requires the approval of the board of Credit Fund, including the board members appointed by the Company.

Investment Portfolio Overview

Total Fair Value of Investments at September 30, 2017 of $1,964 million



Fair Value of Investments
($, millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
$318
$419
$504
$699
$789
$913
$976
$1,053
$1,145
$1,201
$1,383
$1,423
$1,393
$1,719
$1,964
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Q3 '17
First Lien
First Lien Last Out
Second Lien
Mezzanine
Structured Finance Obligations
Equity
Investment Fund

Note: At quarter end. (1) Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company's board of directors pursuant to the Company's valuation policy. Refer to Note 2 (Significant Accounting Policies) and Note 3 (Fair Value Measurements) to the consolidated financial statements in Part I, Item 1 of the Company's Form 10-Q for details on fair value measurements.

Investment Portfolio Overview – TCG BDC and Credit Fund

Total Fair Value of Investments of TCG BDC and Credit Fund at September 30, 2017 of $2,599 million[1]



Fair Value of Investments[1]
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
($, millions)
$318
$419
$504
$699
$789
$913
$976
$1,053
$1,145
$1,331
$1,618
$1,761
$1,817
$2,334
$2,599
Q1 '14
Q2 '14
Q3 '14
Q4 '14
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Q3 '16
Q4 '16
Q1 '17
Q2 '17
Q3 '17
First Lien
First Lien Last Out
Second Lien
Mezzanine
Structured Finance Obligations
Equity
Investment Fund
MMCF

Note: At quarter end. Fair value of investments is subject to change. Past performance is no guarantee of future results. Fair value is determined in good faith by or under the direction of the Company's board of directors pursuant to the Company's valuation policy. Refer to Note 2 (Significant Accounting Policies), Note 3 (Fair Value Measurements), and Note 5 (Middle Market Credit Fund, LLC) to the consolidated financial statements in Part 1, Item 1 of the Company's Form 10-Q for details on fair value measurements.

(1) Total fair value of investments of TCG BDC and Credit Fund is the sum of the fair value of investments of TCG BDC and Credit Fund excluding investments by TCG BDC in Credit Fund. As of September 30, 2017, the fair value of TCG BDC's investment in Credit Fund was $188.5mm.

THE CARLYLE GROUP

Portfolio Summary – TCG BDC and Credit Fund

As of September 30, 2017

Portfolio Characteristics

	TCG BDC	Credit Fund
Total Investments and Commitments ($mm)	$2,096	$888
Unfunded Commitments ($mm)	$132	$65
Investments at Fair Value ($mm)	$1,964	$823
Yield at Cost of Investments[1] (%)	8.61%	6.63%
Yield at Fair Value of Investments[1] (%)	8.66%	6.60%
Number of Investments	108	53
Number of Portfolio Companies	92	47
Floating / Fixed (%)	99% / 1%	100% / 0%

Diversification by Borrower



81 Investments
46%
TCG BDC
10%
23%
21%
33%
Credit Fund
36%
28 Investments
31%
Top 10 Investments
Next 11 – 25 Investments
Remaining Investments
Credit Fund

Asset Mix



12%
13%
0.5%
0.7%
0.1%
TCG BDC
10%
64%
96.5%
Credit Fund
0.4%
3.1%
First Lien Debt
Second Lien Debt
Equity
Investment Fund (Credit Fund)
First Lien, Last Out
Mezzanine
Structured Finance

Industry



32%
3%
3%
4%
5%
5%
8%
8%
11%
11%
10%
TCG BDC
4%
4%
4%
4%
6%
8%
9%
9%
10%
15%
27%
Credit Fund
Healthcare & Pharma
High Tech
Transportation: Cargo
Wholesale
Auto
Packaging
Financial Services
Consumer Services
Aerospace & Defense
Investment Fund (Credit Fund)
Chemicals
Business Services
Telecom
Media
Environmental
Other

(1) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of period end. Actual yields earned over the life of each investment could differ materially from the yields presented above. Weighted average yields for TCG BDC do not include TCG BDC's investment in Credit Fund.

Credit Quality of Investments

- Fundamental credit quality at September 30, 2017 remains strong with 1 borrower on non-accrual status, representing less than 2% of total debt investments at fair value and amortized cost
- Approximately 98% of investments in our debt investment portfolio continue to have an Internal Risk Rating of 1 through 4 as of September 30, 2017

Portfolio Risk Ratings

(Dollar amounts in millions)	September 30, 2017		June 30, 2017		March 31, 2017	
Internal Risk Rating	Fair Value	% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
1	75.1	4.27%	41.9	2.76%	27.5	2.20%
2	1,376.0	78.20%	1,150.8	75.67%	1,023.2	82.05%
3	187.7	10.67%	182.5	12.00%	93.7	7.51%
4	84.1	4.78%	127.5	8.38%	89.4	7.17%
5	36.6	2.08%	18.1	1.19%	13.4	1.07%
6	-	0.00%	-	0.00%	-	0.00%
Total	1,759.5	100.00%	1,520.8	100.00%	1,247.2	100.00%

Rating	Definition
1	Performing – Low Risk: Borrower is operating more than 10% ahead of the Base Case
2	Performing – Stable Risk: Borrower is operating within 10% of the Base Case (above or below). This is the initial rating assigned to all new borrowers
3	Performing – Management Notice: Borrower is operating more than 10% below the Base Case. A financial covenant default may have occurred, but there is a low risk of payment default
4	Watch List: Borrower is operating more than 20% below the Base Case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default
5	Watch List – Possible Loss: Borrower is operating more than 30% below the Base Case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible
6	Watch List – Probable Loss: Borrower is operating more than 40% below the Base Case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower's situation are sufficiently negative that impairment of some or all principal is probable

Financial Performance Summary

(Dollar amounts in thousands, except per share data)	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
Net Investment Income Per Share	0.42	0.45	0.46	0.47	0.41
Net Realized & Unrealized Appreciation (Depreciation) Per Share	0.36	(0.02)	(0.07)	(0.13)	0.00
Net Income Per Share	0.78	0.43	0.39	0.34	0.41
Dividends Paid Per Share	0.40	0.48	0.41	0.37	0.37
Net Asset Value Per Share	18.38	18.32	18.30	18.14	18.18
Weighted Average Shares Outstanding for the Period (in thousands)	37,489	40,707	41,707	45,978	61,840
Shares Outstanding at End of Period (in thousands)	39,791	41,702	41,708	61,406	61,860
Total Fair Value of Investments	1,382,614	1,422,759	1,392,545	1,719,473	1,964,117
Number of Portfolio Companies	90	86	82	86	92
Average Size of Investment in Portfolio Company (Notional)[1]	16,680	17,755	18,275	20,459	22,774
Weighted Average all-in Yield on Investments at Amortized Cost[2]	8.30%	8.19%	8.33%	8.63%	8.61%
Weighted Average all-in Yield on Investments at Fair Value[2]	8.33%	8.23%	8.35%	8.68%	8.66%
Net Assets	731,238	764,137	763,318	1,113,743	1,124,353
Debt	665,814	692,734	661,508	602,547	849,770
Debt To Equity at Quarter End	0.91x	0.91x	0.87x	0.54x	0.76x

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period.
(1) For equity investments with no stated par amount, includes total funded amount. Includes unfunded commitments.
(2) Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of each respective period end. Actual yields earned over the life of each investment could differ materially from the yields presented above.

Quarterly Statements of Financial Condition

(Dollar amounts in thousands, except per share data)	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
Assets					
Investments at Fair Value (Non-Controlled/Non-Affiliated)	1,324,856	1,323,102	1,249,566	1,520,997	1,760,611
Investments at Fair Value (Non-Controlled/Affiliated)	—	—	8,858	13,165	14,959
Investments at Fair Value (Controlled/Affiliated)	57,758	99,657	134,121	185,311	188,547
Total Investments at Fair Value	1,382,614	1,422,759	1,392,545	1,719,473	1,964,117
Cash & Cash Equivalents	49,841	38,489	44,874	28,159	35,149
Receivable From Investment Sold	13,019	19,750	11,874	—	—
Deferred Financing Costs	3,471	3,308	3,221	3,629	3,734
Interest Receivable Non-Controlled/Non-Affiliated Investments	3,840	3,407	3,272	4,358	4,892
Interest & Dividend Receivable From Controlled/Affiliated Investments	686	2,400	3,048	3,996	5,528
Prepaid Expenses & Other Assets	256	42	159	146	55
Total Assets	**1,453,727**	**1,490,155**	**1,458,993**	**1,759,761**	**2,013,475**
Liabilities					
Payable for Investment Purchased	19,800	--	--	4,996	--
Secured Borrowings	395,016	421,885	390,608	331,597	578,769
2015-1 Notes Payable, Net of Unamortized Debt Issuance Costs	270,798	270,849	270,900	270,950	271,001
Due to Investment Adviser	140	215	86	118	102
Interest & Credit Facility Fees Payable	3,277	3,599	3,703	3,830	4,792
Dividend Payable	15,917	20,018	17,100	22,720	22,888
Base Management & Incentive Fees Payable	16,142	8,157	11,764	9,132	9,986
Administrative Service Fees Payable	127	137	115	120	100
Offering Costs Payable	--	--	--	1,128	36
Other Accrued Expenses & Liabilities	1,272	1,158	1,399	1,427	1,448
Total Liabilities	722,489	726,018	695,675	646,018	889,122
Net Assets	731,238	764,137	763,318	1,113,743	1,124,353
Total Liabilities & Net Assets	1,453,727	1,490,155	1,458,993	1,759,761	2,013,475
Net Asset Value Per Share	**$18.38**	**$18.32**	**$18.30**	**$18.14**	**$18.18**

Please refer to the Company's Form 10-Q for more information.

Quarterly Operating Results

(Dollar amounts in thousands)	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
Interest Income	26,362	28,645	28,354	30,526	34,740
Payment-In-Kind Interest Income	—	—	—	—	778
Income From Credit Fund	686	2,454	3,209	4,172	5,812
Other Income	1,909	2,057	2,536	4,046	1,318
Total Investment Income	28,957	33,156	34,099	38,744	42,648
Management Fees (Net Of Waiver)	3,132	3,570	3,417	3,771	4,666
Incentive Fees	3,962	4,587	4,777	5,361	5,321
Interest Expense & Credit Facility Fees	4,733	5,421	5,537	6,267	6,443
Other Expenses	1,284	1,229	1,261	1,897	1,138
Net Expenses	13,111	14,807	14,992	17,297	17,568
Net Investment Income	15,846	18,349	19,107	21,448	25,080
Net Realized and Change in Unrealized Gains & Losses	13,324	(953)	(2,934)	(5,947)	463
Net Income	29,170	17,396	16,173	15,501	25,543

Note: There can be no assurance that we will continue to earn income at this rate and our income may decline. If our income declines, we may reduce the dividend we pay and the yield you earn may decline. Refer to the consolidated financial statements included in Part 1, Item 1 of the Company's Form 10-Q for additional details.

Net Asset Value Per Share Bridge

Quarter Ended September 30, 2017



0.41
(0.37)
0.00
18.14
18.18
June 30, 2017 NAV
Net Investment Income
Dividend Declared
Net Change in Realized and Unrealized Appreciation (Depreciation)
September 30, 2017 NAV

Note: The net asset value per share and dividends declared per share are based on the shares outstanding at each respective quarter-end. Net investment income per share and net change in realized and unrealized appreciation (depreciation) per share are based on the weighted average number of shares outstanding for the period.

THE CARLYLE GROUP

Senior Secured Credit Facilities & Unfunded Commitments

Terms & Conditions

Credit Facility[1]	
Size	$383.0 million committed
Tenor	5 years (4 year revolving); maturity date 3/21/2022
Pricing	LIBOR + 225 bps / 37.5 bps unused fee
SPV Credit Facility[1]	
Size	$400.0 million committed
Tenor	5 years (3 years revolving); maturity date 5/23/2022
Pricing	LIBOR + 200 bps / 50-75 bps unused fee
Carlyle GMS Finance MM CLO 2015-1 LLC Notes	
Size	$273.0 million
Maturity Date	7/15/2027
Weighted Average Interest Rate	327bps[2]
Credit Fund Sub Facility[1,3]	
Size	$640.0 million committed
Tenor	6 years (3 years revolving); maturity date 5/22/2023
Pricing	LIBOR + 250 bps / 50-75 bps unused fee

Debt on Company's Balance Sheet as of September 30, 2017



$1,200
$1,000
$800
$600
$400
$200
$0
$852
$1,056
Leverage Utilized
Leverage Available

Unfunded Commitments

(Dollar amounts in thousands)	Par Value as of September 30, 2017	Par Value as of June 30, 2017
Unfunded Delayed Draw Commitments	$ 94,140	$ 75,335
Unfunded Revolving Term Loan Commitments	37,683	32,298
Total Unfunded Commitments	**131,823**	**107,633**

(1) Size represents maximum principal amount of the Facility and is subject to availability under the Facility, which is based on certain advance rates multiplied by the value of the Company's portfolio investments (subject to certain concentration limitations) net of certain other indebtedness that the Company may incur in accordance with the terms of the Facility. Middle Market Credit Fund SPV, LLC (the "Credit Fund Sub"), a Delaware limited liability company, was formed on April 5, 2016. Credit Fund Sub is a wholly-owned subsidiary of Credit Fund and is consolidated in Credit Fund's consolidated financial statements commencing from the date of its formation. (2) Weighted average interest rate, including amortization of debt issuance costs on the 2015-1 notes, for the quarter ended September 30, 2017. (3) Credit Fund closed on June 24, 2016 on a revolving credit facility, the Credit Fund Facility, from which Credit Fund may from time to time request mezzanine loans from the Company. The maximum principal amount of the Credit Fund Facility is $125mm.

Liquidity and Investment Capacity

- **Cash and Cash Equivalents**
  - Cash and cash equivalents totaled $35.1 million as of September 30, 2017
- **Credit Facilities - Availability**
  - Credit Facility – in September 2017, the aggregate amount of the commitments under the Credit Facility were increased by $100.0 million from lenders. As of September 30, 2017, subject to leverage and borrowing base restrictions, we had approximately $134.0 million of remaining commitments and approximately $134.0 million of availability on this $383.0 million revolving credit facility
  - SPV Credit Facility – as of September 30, 2017, subject to leverage and borrowing base restrictions, we had approximately $70.2 million of remaining commitments and approximately $2.7 million of availability on this $400.0 million revolving credit facility

Common Stock and Dividend Information

Common Stock Data

Quarter Ended	High	Low	End of Period
September 30, 2017	$18.89	$18.00	$18.82
June 30, 2017	$18.49	$18.01	$18.01

- On November 7, 2017, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on January 17, 2018 to stockholders of record as of December 29, 2017

Historical Dividend Data



4.76%
5.52%
9.23%
8.17%
8.58%
9.03%
8.91%
13.00%
9.26%
9.23%
9.37%
10.64%
9.07%
8.22%
7.86%
$0.19
$0.27
$0.44
$0.35
$0.37
$0.37
$0.42
$0.18
$0.40
$0.40
$0.40
$0.40
$0.07
$0.41
$0.41
$0.37
$0.37
Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17
Dividend
Special Dividend
Annualized Dividend Yield (1)

Note: Historical dividend data for dividends declared prior to the period shown are available on the Company's website at tcgbdc.com No dividend was declared in 2013. There can be no assurance that the Company will continue to achieve comparable results.
(1) For dividends declared prior to the IPO (June 14, 2017), annualized dividend yield is calculated by dividing the declared dividend by the weighted average of the net asset value at the beginning of the quarter and the capital called during the quarter and annualizing over 4 periods. For dividends declared after the IPO, annualized dividend yield is calculated by dividing the declared dividend by the closing market price for the quarter and annualizing over 4 periods.